UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 29, 2021 (July 28, 2021)

CLARIVATE PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-38911	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Friars House
160 Blackfriars Road
London SE1 8EZ
United Kingdom

(Address of Principal Executive
Offices)(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (44) 207-433-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	CLVT	New York Stock Exchange
5.25% Series A Mandatory Convertible Preferred Shares, no par value	CLVT PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

The information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference. A copy of the Amendment referred to therein is attached hereto as Exhibit 2.1 and incorporated by reference herein, and the information set forth under Item 8.01 is qualified in its entirety by reference thereto.

Item 2.02. Results of Operations and Financial Condition.

On July 29, 2021, Clarivate Plc (“Clarivate,” the “Company,” “we,” “our” or “us”) issued a press release announcing earnings for the second quarter ended June 30, 2021. The press release has been furnished with this Current Report on Form 8-K as Exhibit 99.1 and is posted on the investor relations section of the Company’s website (http://ir.clarivate.com/).

The information in this Item 2.02, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as otherwise expressly stated in such filing.

Item 7.01. Regulation FD Disclosure.

On July 29, 2021, Clarivate posted to its website supplemental information related to revenue, earnings and guidance. The supplemental information has been furnished with this Current Report on Form 8-K as Exhibit 99.2 and is posted on the investor relations section of the Company’s website (http://ir.clarivate.com/).

The information in this Item 7.01, including Exhibit 99.2 furnished herewith, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any filing pursuant to the Securities Act or the Exchange Act, except as otherwise expressly stated in such filing.

Item 8.01. Other Events.

As previously announced, on May 15, 2021, Clarivate entered into an agreement (the “Transaction Agreement”) to acquire ProQuest, a leading global software, data and analytics provider to academic, research and national institutions, from Cambridge Information Group and certain other equityholders (collectively, the “Seller Group”) for approximately $4.0 billion in cash, including the refinancing of approximately $1.0 billion of ProQuest debt, and approximately 46.9 million Clarivate ordinary shares.

On June 10, 2021, Clarivate announced that it had priced an offering of its ordinary shares with net proceeds to the Company of approximately $724 million, and an offering of its 5.25% Series A Mandatory Convertible Preferred Shares (the “Convertible Preferred Shares”) with net proceeds to the Company of approximately $1.39 billion (which included full exercise of the underwriters’ option to purchase additional Convertible Preferred Shares). The offerings of ordinary shares and Convertible Preferred Shares closed on June 14, 2021. Clarivate announced that it intended to use the net proceeds from these equity offerings to finance a portion of the purchase price for the pending acquisition of ProQuest. Pursuant to the terms of the Convertible Preferred Shares, Clarivate will have the option to redeem the Convertible Preferred Shares, in whole but not in part, by notice given at Clarivate’s option within 75 calendar days following the earlier of (a) November 8, 2021, if completion of the ProQuest acquisition has not then occurred and (b) the date on which an “Acquisition Termination Event” (as defined in the Convertible Preferred Shares) occurs.

Also on June 10, 2021, Clarivate announced that its wholly owned subsidiary Clarivate Science Holdings Corporation (“CSHC”) had priced a private offering of $1.0 billion of 3.875% senior secured notes due 2028 and $1.0 billion of 4.875% senior notes due 2029 (collectively, the “Notes”). The offering of Notes closed on June 24, 2021. Clarivate announced that it intended to use the net proceeds from the Notes offering to finance a portion of the purchase price for the pending acquisition of ProQuest. The proceeds from the Notes offering are currently held in escrow pending completion of the ProQuest acquisition. Pursuant to the terms of the Notes, in the event that (a) the escrow agent and the Notes trustee shall not have been notified on or prior to November 8, 2021 of the satisfaction of the escrow release conditions, which include completion of the ProQuest acquisition, or (b) CSHC notifies the escrow agent and the Notes trustee that in its reasonable judgment such escrow release conditions will not be satisfied on or prior to November 8, 2021, CSHC will be obligated to redeem all of the outstanding Notes at a price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but not including, the date of such redemption.

On July 28, 2021, Clarivate received a second request for documents and other information from the Federal Trade Commission (the “FTC”), which is reviewing the ProQuest acquisition pursuant to authority under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. In view of the FTC’s second request, on July 28, 2021, Clarivate and the Seller Group entered into an amendment (the “Amendment”) to the Transaction Agreement extending the outside date for completion of the acquisition from November 8, 2021 to December 31, 2021. Although the Company hopes to be in a position to complete the proposed acquisition in the second half of 2021, the Company and the Seller Group each have the option to extend the new outside date to April 29, 2022.

As noted above, Clarivate will have the option (but not the obligation) to redeem the Convertible Preferred Shares, and CSHC will have the obligation to redeem the Notes, in the circumstances and pursuant to the conditions described above. At this time, Clarivate has no intention to redeem the Convertible Preferred Shares even if the ProQuest acquisition is not completed by November 8, 2021 because Clarivate currently expects the ProQuest acquisition to be completed within the timetable contemplated by the Amendment.

With respect to the Notes, if the ProQuest acquisition is not completed by November 8, 2021, CSHC would be obligated to redeem all outstanding Notes whether or not Clarivate expects the ProQuest acquisition to be completed within the timetable contemplated by the Amendment. Depending on Clarivate’s expectations with respect to the likely timing of completion of the ProQuest acquisition and Clarivate’s view of market conditions, Clarivate currently expects either (a) to conduct an exchange offer pursuant to which CSHC would offer holders of Notes the opportunity to exchange their Notes for substantially identical notes with escrow release conditions consistent with the timetable contemplated by the Amendment or (b) to cause CSHC to redeem the Notes in accordance with their terms, which could include redeeming such Notes before November 8, 2021 if CSHC notifies the escrow agent and the applicable Notes trustee that in its reasonable judgment the escrow release conditions will not be satisfied on or prior to November 8, 2021. In the event Clarivate elects to conduct such an exchange offer, for any Notes that are not exchanged in such an exchange offer, CSHC would redeem such unexchanged Notes if and when required in accordance with their terms at a price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but not including, the date of such redemption. Clarivate has obtained a $2.0 billion unsecured bridge facility to provide certainty of funds if the Company does not conduct such an exchange offer or any such exchange offer does not result in all of the Notes being exchanged, and CSHC therefore redeems all or any portion of the Notes prior to completion of the ProQuest acquisition.

Forward-Looking Statements

This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future business, events, trends, contingencies, financial performance, or financial condition, appear at various places in this communication and may use words like “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “see,” “seek,” “should,” “strategy,” “strive,” “target,” “will,” and “would” and similar expressions, and variations or negatives of these words. Examples of forward-looking statements include, among others, statements we make regarding: guidance outlook and predictions relating to expected operating results, such as revenue growth and earnings; our expectations around our ability to consummate our pending acquisition of ProQuest, which is subject to customary closing conditions including receipt of approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; any actions we may take in connection with financing the ProQuest acquisition, including actions in respect of the Notes and the Convertible Preferred Shares; strategic actions such as acquisitions, joint ventures, and dispositions, including the anticipated benefits therefrom, and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; our ability to successfully realize cost savings initiatives and transition services expenses; our belief that we have sufficiently liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, the COVID-19 pandemic and governmental responses thereto, contingent liabilities, and governmental and regulatory investigations and proceedings; and our strategy for customer retention, growth, product development, market position, financial results, and reserves. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include those factors discussed under the caption “Risk Factors” in our 2020 annual report on Form 10-K/A, along with our other filings with the SEC. However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business operations. Forward-looking statements are based only on information currently available to our management and speak only as of the date of this communication. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or on our website at www.clarivate.com.

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits

No.	Description
2.1	Amendment to ProQuest Transaction Agreement
99.1	Press release issued by Clarivate Plc dated July 29, 2021
99.2	Supplemental Information dated July 29, 2021
104	The cover page from the Company's Current Report on Form 8-K dated July 29, 2021, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLARIVATE PLC

Date: July 29, 2021	By:	/s/ Richard Hanks
	Name:	Richard Hanks
	Title:	Chief Financial Officer